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                                                     EXHIBIT 11
                                              MIDDLESEX WATER COMPANY
                               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                           Three Months Ended
                                                                                 June 30,
                                                                 1999                               1998
Basic:                                                 Income          Shares          Income             Shares
                                                    -----------      -----------      -----------      -----------
Income before preferred stock:
   Dividend Requirement .........................   $ 2,572,021        4,913,299      $ 1,574,008        4,330,025
Less Preferred Stock Dividend Requirement .......       (79,696)                          (79,696)
                                                    -----------      -----------      -----------      -----------
Earnings Applicable to Common Stock .............   $ 2,492,325        4,913,299      $ 1,494,312        4,330,025

Basic Earnings Per Share of Common Stock ........   $      0.51                       $      0.34
                                                    -----------                       -----------

Diluted:
Earnings Applicable to Common Stock .............   $ 2,492,325        4,913,299      $ 1,494,312        4,330,025
Convertible Preferred Stock $7.00 Series Dividend        26,042           89,286           26,042           89,286
Convertible Preferred Stock $8.00 Series Dividend        40,000          137,140           40,000          137,140
                                                    -----------      -----------      -----------      -----------
Adjusted Earnings Applicable to Common Stock ....   $ 2,558,367        5,139,725      $ 1,560,354        4,556,451

Diluted Earnings Per Share of Common Stock ......   $      0.50                       $      0.34
                                                    -----------                       -----------
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                                                                           Six Months Ended
                                                                               June 30,
                                                                 1999                             1998
                                                       Income           Shares          Income           Shares
                                                    -----------     -----------     -----------     -----------
Income Before Preferred Stock
   Dividend Requirement .........................   $ 4,065,230        4,907,683      $ 2,837,259       4,310,462
Less Preferred Stock Dividend Requirement .......      (159,393)                         (159,393)
                                                    -----------      -----------      -----------     -----------
Earnings Applicable to Common Stock .............   $ 3,905,837        4,907,683      $ 2,677,866       4,310,462

Basic Earnings Per Share of Common Stock ........   $      0.80                       $      0.62
                                                    -----------                       -----------

Diluted:
Earnings Applicable to Common Stock .............   $ 3,905,837        4,907,683      $ 2,677,866       4,310,462
Convertible Preferred Stock $7.00 Series Dividend        52,084           89,286           52,084          89,286
Convertible Preferred Stock $8.00 Series Dividend        80,000          137,140           80,000         137,140
                                                    -----------      -----------      -----------     -----------
Adjusted Earnings Applicable to Common Stock ....   $ 4,037,921        5,134,109      $ 2,809,950       4,536,888

Diluted Earnings Per Share of Common Stock ......   $      0.79                       $      0.62
                                                    -----------                       -----------
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                                                                          Twelve Months Ended
                                                                               June 30,
                                                                 1999                           1998
                                                      Income            Shares         Income          Shares
                                                    -----------     -----------     -----------     -----------
Income Before Preferred Stock
   Dividend Requirement .........................   $ 7,749,197       4,650,036     $ 6,105,320       4,281,191
Less Preferred Stock Dividend Requirement .......      (318,786)                       (305,957)
                                                    -----------     -----------     -----------     -----------
Earnings Applicable to Common Stock .............   $ 7,430,411       4,650,036     $ 5,799,363       4,281,191

Basic Earnings Per Share of Common Stock ........   $      1.60                     $      1.35
                                                    -----------                     -----------

Diluted:
Earnings Applicable to Common Stock .............   $ 7,430,411       4,650,036     $ 5,799,363       4,281,191
Convertible Preferred Stock $7.00 Series Dividend       104,167          89,286         104,307          89,342
Convertible Preferred Stock $8.00 Series Dividend       160,000         137,140         146,849         137,140
                                                    -----------     -----------     -----------     -----------
Adjusted Earnings Applicable to Common Stock ....   $ 7,694,578       4,876,462     $ 6,050,519       4,507,673

Diluted Earnings Per Share of Common Stock ......   $      1.58                     $      1.34
                                                    -----------                     -----------
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